Exhibit 99.1

CPSI Announces Fourth Quarter and Year-End 2016 Results

Company Announces Quarterly Cash Dividend of $0.25 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--February 9, 2017--CPSI (NASDAQ: CPSI):

Highlights for Fourth Quarter 2016:

  Revenues of $64.6 million;
  Quarterly bookings of $30.6 million, including 16 new Thrive hospital systems and record bookings for TruBridge and the Rycan revenue cycle management product;
  12-month backlog of $235.1 million;
  GAAP earnings per diluted share of $0.15 and non-GAAP earnings per diluted share of $0.35;
  GAAP net income of $2.0 million and Adjusted EBITDA of $8.7 million;
  Cash provided by operations of $4.7 million; and
  Quarterly dividend of $0.25 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the fourth quarter and twelve months ended December 31, 2016.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of twenty-five cents ($0.25) per share, payable on March 10, 2017, to stockholders of record as of the close of business on February 23, 2017. This quarterly cash dividend is consistent with the variable dividend policy approved by the Company’s Board of Directors and previously announced on August 4, 2016.

Total revenues for the fourth quarter ended December 31, 2016, were $64.6 million, compared with total revenues of $44.2 million for the prior-year fourth quarter. Net income for the quarter ended December 31, 2016, was $2.0 million, or $0.15 per diluted share, compared with net income of $3.4 million, or $0.30 per diluted share, for the quarter ended December 31, 2015. Cash provided by operations for the fourth quarter was $4.7 million, compared with $4.6 million for the prior-year period.

Total revenues for the year ended December 31, 2016, were $267.3 million, compared with total revenues of $182.2 million for the prior year. Net income for the year ended December 31, 2016, was $3.9 million, or $0.29 per diluted share, compared with $18.3 million, or $1.62 per diluted share, for the year ended December 31, 2015. Cash provided by operations for 2016 was $2.1 million, compared with $30.9 million for the prior year.

“The fourth quarter of 2016 marks decent progress toward our growth and profitability goals,” said Boyd Douglas, president and chief executive officer of CPSI. “The expected escalation in bookings has started to come to fruition with 16 new Thrive hospital system sales in the fourth quarter and with TruBridge and Rycan both reaching their highest quarterly booking levels to date. Considering the headwinds that CPSI – and many others in our industry – faced over the last 12 months with dissipating government mandates and new competitive dynamics, we believe the level of sales achieved in the fourth quarter is an indication of momentum starting to take shape.

“By addressing the fundamental priorities of our rural and community hospital clients, we are having success in improving their overall financial health. We recognize our role goes beyond selling products – we combine this foundation with consulting and services support to augment our clients’ back office resources and capabilities. Understanding the unique needs of this market led to the record TruBridge and Rycan bookings in the fourth quarter of 2016 of $6.4 million and $1.4 million, respectively.

“2016 was a year of many firsts for CPSI, and our strong finish in the fourth quarter of 2016 was driven by our solid track record in community healthcare, proven solutions and a collaborative approach with our clients. The value of this long-standing commitment from CPSI and our expanded family of healthcare IT companies is resonating across our market with favorable results. This progression in sales, combined with our stable recurring revenue base, provide us with greater confidence in our growth prospects for 2017,” added Douglas.

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “Our fourth quarter results tell a continuing story of stabilized financial position, cash flows and profitability. Working capital remains stable, operating cash flows were strong yet again despite expected holiday-driven receivables expansion, and gross profit was in line with our internal expectations. However, unexpected operating expenses limited our ability to convert modest sequential gross profit growth into bottom line growth as two hospital closures drove bad debt expense higher, and health claims were elevated compared with the third quarter of 2016. Despite the higher operating expense, we saw growth in both GAAP and Non-GAAP EPS. Adjusted EBITDA declined primarily due to decreased NOL utilization as that measure, subject to annual IRS limitations, is naturally front-weighted as NOLs are consumed as we generate taxable income throughout the year.

“Total recurring revenues were $216.5 million for 2016, and we expect to reasonably grow that number in 2017. Non-recurring revenues are expected to be driven primarily by new hospital system installation revenue in 2017. As of today, our current installation schedule for Thrive represents non-recurring revenue equal to what we accomplished in all of 2016. With positive indicators for both recurring and non-recurring revenues, we are well positioned for revenue and profitability growth during 2017,” said Chambless.

“Improving the health and vitality of the communities we serve is what drives CPSI every day,” added Douglas. “The breadth of solutions across our family of companies and a stronger market presence have allowed us to extend our reach beyond small and rural hospitals to the broader community. To continue our journey, we have now expanded beyond healthcare IT and started helping these communities in the transformation to new reimbursement and value-based care payment models. The CPSI Rural Accountable Care Organization (“ACO”) program, powered by Caravan Health, will pave the way with the proven tools, support and resources needed in small and rural communities throughout the United States. Layering over this program, we will offer our future Analytics solution together with new services that are geared toward managing the health of the community. We believe this program will deliver long-term value to CPSI and to our clients in the year ahead and beyond.”

CPSI will hold a live webcast to discuss fourth quarter and year-end 2016 results today, Thursday, February 9, 2017, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals plus other healthcare systems and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, TruBridge, LLC, Healthland Inc., and American HealthTech, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for community hospitals. TruBridge focuses on providing business, consulting, and managed IT services along with their RCM product, Rycan, providing revenue cycle management workflow and automation software to hospitals, other healthcare systems, and skilled nursing organizations. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, www.healthtech.net or www.rycan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, the Company's level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Sales revenues:
System sales and support	$47,605	$28,364	$197,874	$118,385
Business management, consulting and managed IT services	16,946	15,867	69,398	63,789
Total sales revenues	64,551	44,231	267,272	182,174

Costs of sales:
System sales and support	20,533	12,373	89,543	52,500
Business management, consulting and managed IT services	10,342	9,287	39,715	35,216
Total costs of sales	30,875	21,660	129,258	87,716
Gross profit	33,676	22,571	138,014	94,458

Operating expenses:
Product development	8,855	3,522	32,621	14,229
Sales and marketing	6,853	4,439	27,194	18,333
General and administrative	11,274	10,004	53,642	36,810
Amortization of acquisition-related intangibles	2,601	-	10,182	-
Total operating expenses	29,583	17,965	123,639	69,372

Operating income	4,093	4,606	14,375	25,086

Other income (expense):
Other income	99	70	220	405
Interest expense	(1,781)	-	(6,609)	-
Total other income (expense)	(1,682)	70	(6,389)	405

Income before taxes	2,411	4,676	7,986	25,491
Provision for income taxes	410	1,283	4,053	7,148

Net income	$2,001	$3,393	$3,933	$18,343

Net income per common share – basic and diluted	$0.15	$0.30	$0.29	$1.62

Weighted average shares outstanding used in per common share computations:
Basic	13,347	11,110	13,255	11,083
Diluted	13,347	11,169	13,255	11,083

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	Dec. 31, 2016	Dec. 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,220	$24,951
Investments	-	10,824
Accounts receivable, net of allowance for doubtful accounts of $2,370 and $1,216, respectively	31,812	22,594
Financing receivables, current portion, net	5,459	10,576
Inventories	1,697	1,495
Deferred tax assets	-	2,335
Prepaid income taxes	567	427
Prepaid expenses and other	2,794	1,355
Total current assets	44,549	74,557

Property and equipment, net	13,439	14,351
Financing receivables, net of current portion	5,595	1,569
Intangible assets, net	107,118	-
Goodwill	168,449	-
Deferred tax assets	-	2,311
Total assets	$339,150	$92,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,841	$4,591
Current portion of long-term debt	5,817	-
Deferred revenue	5,840	3,821
Accrued vacation	3,650	3,412
Other accrued liabilities	8,797	5,598
Total current liabilities	30,945	17,422

Long-term debt, less current portion	146,989	-
Deferred tax liabilities	3,246	-
Total liabilities	181,180	17,422

Stockholders’ equity:
Common stock, $0.001 par value, 30,000 shares authorized, 13,533 and 11,303 shares issued and outstanding	13	11
Additional paid-in capital	147,911	44,187
Accumulated other comprehensive loss	-	(38)
Retained earnings	10,046	31,206
Total stockholders’ equity	157,970	75,366
Total liabilities and stockholders’ equity	$339,150	$92,788

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2016	2015
Operating activities:
Net income	$3,933	$18,343
Adjustments to net income:
Provision for bad debt	2,259	910
Deferred taxes	3,672	(2,698)
Stock-based compensation	5,366	5,380
Deficient (excess) tax benefit from stock-based compensation	(210)	176
Depreciation	3,062	3,174
Intangible amortization	10,182	-
Amortization of deferred finance costs	673	-
Changes in operating assets and liabilities:
Accounts receivable	(3,927)	(166)
Financing receivables	1,514	6,500
Inventories	14	(102)
Prepaid expenses and other	1,787	(419)
Accounts payable	(5,588)	600
Deferred revenue	(13,662)	(2,070)
Other liabilities	(7,250)	730
Income taxes payable/prepaid income taxes	280	518
Net cash provided by operating activities	2,105	30,876

Investing activities:
Purchases of property and equipment	(39)	(448)
Purchases of investments	-	(150)
Purchase of business, net of cash received	(162,611)	-
Sale of investments	10,861	-
Net cash used in investing activities	(151,789)	(598)

Financing activities:
Dividends paid	(25,093)	(28,943)
Proceeds from long-term debt	156,397	-
Payments of long-term debt	(5,196)	-
Payments of contingent consideration	(500)	-
Proceeds from stock option exercise	1,135	-
Excess (deficit) tax benefit from stock-based compensation	210	(176)
Net cash provided by (used in) financing activities	126,953	(29,119)

Net (decrease) increase in cash and cash equivalents	(22,731)	1,159

Cash and cash equivalents, beginning of period	24,951	23,792
Cash and cash equivalents, end of period	$2,220	$24,951

	COMPUTER PROGRAMS AND SYSTEMS, INC.
	Unaudited Other Supplemental Information
	Consolidated Bookings
	(in thousands)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2016	2015	2016	2015
	System sales and support(1)	$24,261	$17,388	$79,804	$58,426
	Business management, consulting and managed IT services(2)	6,361	3,385	18,803	19,120
	Total	$30,622	$20,773	$98,607	$77,546

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income, as reported	$2,001	$3,393	$3,933	$18,343
Deferred revenue and other acquisition-related adjustments	-	-	2,226	-
Depreciation expense	640	675	3,062	3,174
Amortization of acquisition-related intangible assets	2,601	-	10,182	-
Stock-based compensation	1,343	1,382	5,366	5,380
Transaction-related costs	77	2,990	8,164	2,990
Interest expense and other, net	1,682	(70)	6,389	(405)
Provision for income taxes, plus cash benefits from NOL utilization	371	1,283	9,060	7,148
Adjusted EBITDA	$8,715	$9,653	$48,382	$36,630

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income, as reported	$2,001	$3,393	$3,933	$18,343
Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other adjustments	-	-	2,226	-
Amortization of acquisition-related intangible assets	2,601	-	10,182	-
Stock-based compensation	1,343	1,382	5,366	5,380
Transaction-related costs	77	2,990	8,164	2,990
Non-cash interest expense	172	-	673	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(1,468)	(1,530)	(9,314)	(2,930)
Tax-effect of non-deductible transaction-related costs	-	-	1,410	-
Non-GAAP net income	$4,726	$6,235	$22,640	$23,783

Weighted average shares outstanding, diluted	13,347	11,169	13,255	11,083

Non-GAAP EPS	$0.35	$0.56	$1.71	$2.15

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, plus the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurrent expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance. Amounts reported for the utilization of these net operating loss carryforwards are adjusted for the impact of other one-time, acquisition-related current deductions (such as deductions related to the nonqualified stock options issued as part of the acquisition consideration) that otherwise limit the utilization of these net operating loss carryforwards in a given annual period due to their beneficial impact on current taxable income.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Boyd Douglas, 251-639-8100
President and Chief Executive Officer